POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Bradley Johnston and Leslie K. O’Neal and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Temple-Inland Inc. and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date
/s/ Kenneth M. Jastrow, II	Director, Chairman of the Board, and Chief Executive Officer	November 1, 2005
Kenneth M. Jastrow, II
/s/ Randall D. Levy	Chief Financial Officer	November 1, 2005
Randall D. Levy
/s/ Louis R. Brill	Vice President and Chief Accounting Officer	November 1, 2005
Louis R. Brill
/s/ Afsaneh Mashayekhi Beschloss	Director	November 1, 2005
Afsaneh Mashayekhi Beschloss
/s/ Donald M. Carlton	Director	November 1, 2005
Donald M. Carlton
/s/ Cassandra C. Carr	Director	November 1, 2005
Cassandra C. Carr
/s/ E. Linn Draper, Jr.	Director	November 1, 2005
E. Linn Draper, Jr.
/s/ Larry R. Faulkner	Director	November 1, 2005
Larry R. Faulkner
/s/ James T. Hackett	Director	November 1, 2005
James T. Hackett
/s/ Jeffrey M. Heller	Director	November 1, 2005
Jeffrey M. Heller
/s/ James A. Johnson	Director	November 1, 2005
James A. Johnson
/s/ W. Allen Reed	Director	November 1, 2005
W. Allen Reed
/s/ Arthur Temple III	Director	November 1, 2005
Arthur Temple III
/s/ Larry E. Temple	Director	November 1, 2005
Larry E. Temple